Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2017 FIRST QUARTER RESULTS

DENVER, COLORADO, Tuesday, May 9, 2017. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the first quarter ended March 31, 2017.

2017 First Quarter Highlights and Comparisons to 2016 First Quarter

●	Net income up 133% to $22.2 million, or $0.43 per diluted share, from $9.6 million or $0.19 per diluted share*
●	Home sale revenues up 43% to $563.5 million from $394.4 million
●	Selling, general and administrative expenses as a percentage of home sale revenues (“SG&A rate”) improved 250 basis points from 14.3% to 11.8%
●	Dollar value of net new orders up 3% to $750.0 million from $726.0 million
o	Monthly sales absorption pace of 3.5, up 8%
●	Ending backlog dollar value up 11% to $1.59 billion from $1.43 billion
●	Continued industry-leading dividend payment of $0.25 per share
●	Outlook upgraded by Standard & Poor’s in April

*Per share amount for 2016 first quarter has been adjusted for the 5% stock dividend declared and paid in the 2016 fourth quarter.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “We advanced the efficiency of our build-to-order operating model during the first quarter, as demonstrated by the strength of our financial results. An improved conversion rate, coupled with a larger backlog to start the quarter, drove a 43% year-over-year increase in home sale revenues and a significant gain in operating leverage. As a result, our first quarter net income increased to $22.2 million, more than double the level of the same quarter a year ago.”

Mr. Mizel continued, “Strong performance from both our homebuilding and financial services operations has greatly benefited our returns, with our last twelve months return on equity for the 2017 first quarter expanding by 350 basis points year-over-year to 8.9%. We achieved this improvement in returns without losing focus on the balance sheet, which features a unique combination of low leverage, carefully managed exposure to homebuilding assets, and liquidity of nearly $1.0 billion. Our efforts directed at prudently managing our financial position were recently recognized with an upgrade to our ratings outlook from Standard & Poor’s in April.”

Mr. Mizel concluded, “Our more affordable collections of home plans continue to be a key focus as we look to expand in most of our markets across the country. The demand for this product is encouraging, bolstering our view that first-time homebuyers should serve as a significant source of growth for new home sales nationwide. Some uncertainty remains because of potential changes in policy from the new administration, but we remain optimistic about the future of the homebuilding industry, supported by a solid macroeconomic environment and favorable dynamics in the balance between housing supply and demand.”

Homebuilding

Home sale revenues for the 2017 first quarter increased 43% to $563.5 million, primarily driven by a 38% increase in deliveries, which was mostly the result of a 24% year-over-year increase in our homes in beginning backlog and a 500 basis point year-over-year increase in our backlog conversion rate.

For the 2017 first quarter, our gross margin from home sales was 15.9% a 40 basis point decrease from 16.3% in the prior year period. The 2017 first quarter included $4.9 million of inventory impairments while our 2016 first quarter included $3.0 million of expense to adjust our warranty accrual.

Selling, general and administrative (“SG&A”) expenses for the 2017 first quarter were $66.3 million, up $10.0 million from $56.3 million for the same period in 2016. Our SG&A rate improved by 250 basis points to 11.8% for the 2017 first quarter from 14.3% in the 2016 first quarter. This decrease in our SG&A rate was primarily the result of our increase in home sale revenues and, to a lesser extent, a $2.5 million decrease in stock-based compensation.

The dollar value of net new orders for the 2017 first quarter increased 3% year-over-year to $750.0 million. The improvement was the result of a 3% increase net new order activity as our monthly sales absorption pace increased 8% year-over-year. Strong demand for our more affordable home plans was one of the key drivers of the increase in absorption pace. The positive impact of our improved monthly sales absorption pace was partially offset by a 4% year-over-year decrease in our average active community count.

Our backlog value at the end of the 2017 first quarter was up 11% year-over-year to $1.59 billion. The improvement was due mostly to an 8% increase in the number of units in backlog, which was primarily the result of (1) strong sales activity over the last-twelve months and, (2) slightly extended cycle times in certain of our larger markets.

Financial Services

Income before taxes for our financial services operations for the 2017 first quarter was $11.0 million, a $5.4 million increase from $5.6 million in the 2016 first quarter. This improvement was primarily driven by our mortgage operations segment, which had (1) year-over-year increases in the dollar value of loans locked, originated, and sold, and (2) higher gains on loans locked and originated.

Income Taxes

For the three months ended March 31, 2017 and 2016, we had effective income tax rates of 38.8% and 33.0%, respectively. The year-over-year increase in our effective tax rate was primarily the result of (1) our 2016 first quarter estimate of our full year effective tax rate including an estimate for energy credits whereas our estimate for the 2017 full year includes no such estimate as a credit for 2017 has not been approved by the U.S. Congress and (2) establishment of a valuation allowance against certain state net operating loss carryforwards where realization is more uncertain at this time.

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 190,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Northern Colorado, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. MDC's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. MDC’s stock is traded on the New York Stock Exchange under the symbol "MDC" For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2017, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:       Kevin McCarty

Vice President of Finance and Corporate Controller

1-866-424-3395 / (720) 977-3395

IR@mdch.com

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended
	March 31,
	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$563,479	$394,420
Land sale revenues	247	2,324
Total home and land sale revenues	563,726	396,744
Home cost of sales	(468,942)	(330,026)
Land cost of sales	(211)	(1,663)
Inventory impairments	(4,850)	-
Total cost of sales	(474,003)	(331,689)
Gross margin	89,723	65,055
Selling, general and administrative expenses	(66,298)	(56,277)
Interest and other income	2,327	1,850
Other expense	(351)	(1,541)
Other-than-temporary impairment of marketable securities	(50)	(431)
Homebuilding pretax income	25,351	8,656

Financial Services:
Revenues	17,979	11,017
Expenses	(7,898)	(6,241)
Interest and other income	979	841
Other-than-temporary impairment of marketable securities	(51)	-
Financial services pretax income	11,009	5,617

Income before income taxes	36,360	14,273
Provision for income taxes	(14,111)	(4,710)
Net income	$22,249	$9,563

Other comprehensive income related to available for sale securities, net of tax	1,986	1,948
Comprehensive income	$24,235	$11,511

Earnings per share:
Basic	$0.43	$0.19
Diluted	$0.43	$0.19

Weighted average common shares outstanding
Basic	51,340,890	51,269,370
Diluted	51,590,017	51,275,117

Dividends declared per share	$0.25	$0.24

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2017	2016
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$296,731	$259,087
Marketable securities	62,316	59,770
Restricted cash	4,229	3,778
Trade and other receivables	36,210	42,492
Inventories:
Housing completed or under construction	890,883	874,199
Land and land under development	855,208	884,615
Total inventories	1,746,091	1,758,814
Property and equipment, net	27,984	28,041
Deferred tax asset, net	70,451	74,888
Metropolitan district bond securities (related party)	31,004	30,162
Prepaid and other assets	63,419	60,463
Total homebuilding assets	2,338,435	2,317,495
Financial Services:
Cash and cash equivalents	23,331	23,822
Marketable securities	37,549	36,436
Mortgage loans held-for-sale, net	97,373	138,774
Other assets	9,860	12,062
Total financial services assets	168,113	211,094
Total Assets	$2,506,548	$2,528,589
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$52,351	$42,088
Accrued liabilities	141,707	144,566
Revolving credit facility	15,000	15,000
Senior notes, net	841,937	841,646
Total homebuilding liabilities	1,050,995	1,043,300
Financial Services:
Accounts payable and accrued liabilities	51,401	50,734
Mortgage repurchase facility	70,542	114,485
Total financial services liabilities	121,943	165,219
Total Liabilities	1,172,938	1,208,519
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 51,649,695 and 51,485,090 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	516	515
Additional paid-in-capital	985,733	983,532
Retained earnings	323,304	313,952
Accumulated other comprehensive income	24,057	22,071
Total Stockholders' Equity	1,333,610	1,320,070
Total Liabilities and Stockholders' Equity	$2,506,548	$2,528,589

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
	2017	2016
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$22,249	$9,563
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	595	2,987
Depreciation and amortization	1,328	1,073
Inventory impairments	4,850	-
Other-than-temporary impairment of marketable securities	101	431
Loss (gain) on sale of marketable securities	(561)	915
Deferred income tax expense	3,220	1,788
Net changes in assets and liabilities:
Restricted cash	(451)	401
Trade and other receivables	7,326	(15,251)
Mortgage loans held-for-sale	41,401	33,477
Housing completed or under construction	(20,866)	(115,357)
Land and land under development	29,030	68,311
Prepaid expenses and other assets	(2,407)	911
Accounts payable and accrued liabilities	8,071	(4,234)
Net cash provided by (used in) operating activities	93,886	(14,985)

Investing Activities:
Purchases of marketable securities	(5,361)	(5,482)
Sales of marketable securities	4,983	20,600
Purchases of property and equipment	(1,122)	(1,944)
Net cash provided by (used in) investing activities	(1,500)	13,174

Financing Activities:
Payments on mortgage repurchase facility, net	(43,943)	(28,390)
Dividend payments	(12,897)	(12,252)
Proceeds from exercise of stock options	1,607	-
Net cash used in financing activities	(55,233)	(40,642)

Net increase (decrease) in cash and cash equivalents	37,153	(42,453)
Cash and cash equivalents:
Beginning of period	282,909	180,988
End of period	$320,062	$138,535

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended March 31,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	188	$55,676	$296.1	160	$45,062	$281.6	18%	24%	5%
California	229	136,483	596.0	125	75,530	604.2	83%	81%	(1)%
Nevada	187	66,133	353.7	107	38,426	359.1	75%	72%	(2)%
Washington	101	50,788	502.9	74	32,357	437.3	36%	57%	15%
West	705	309,080	438.4	466	191,375	410.7	51%	62%	7%
Colorado	336	160,187	476.7	249	121,575	488.3	35%	32%	(2)%
Utah	33	12,704	385.0	39	14,575	373.7	(15)%	(13)%	3%
Mountain	369	172,891	468.5	288	136,150	472.7	28%	27%	(1)%
Maryland	35	16,603	474.4	34	15,806	464.9	3%	5%	2%
Virginia	50	26,529	530.6	40	20,154	503.9	25%	32%	5%
Florida	97	38,376	395.6	79	30,935	391.6	23%	24%	1%
East	182	81,508	447.8	153	66,895	437.2	19%	22%	2%
Total	1,256	$563,479	$448.6	907	$394,420	$434.9	38%	43%	3%

Net New Orders

	Three Months Ended March 31,
	2017				2016				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	216	$66,146	$306.2	2.80	223	$65,566	$294.0	2.38	(3)%	1%	4%	18%
California	243	151,023	621.5	4.05	229	140,369	613.0	3.72	6%	8%	1%	9%
Nevada	295	97,496	330.5	4.80	229	77,446	338.2	3.59	29%	26%	(2)%	34%
Washington	139	72,734	523.3	4.03	124	58,639	472.9	3.01	12%	24%	11%	34%
West	893	387,399	433.8	3.83	805	342,020	424.9	3.09	11%	13%	2%	24%
Colorado	501	233,286	465.6	4.31	493	229,119	464.7	4.11	2%	2%	0%	5%
Utah	56	22,806	407.3	2.02	66	23,794	360.5	2.84	(15)%	(4)%	13%	(29)%
Mountain	557	256,092	459.8	3.87	559	252,913	452.4	3.90	(0)%	1%	2%	(1)%
Maryland	51	21,996	431.3	1.79	89	46,760	525.4	2.58	(43)%	(53)%	(18)%	(31)%
Virginia	64	33,531	523.9	3.28	85	41,378	486.8	3.33	(25)%	(19)%	8%	(2)%
Florida	131	50,985	389.2	2.30	108	42,907	397.3	2.57	21%	19%	(2)%	(11)%
East	246	106,512	433.0	2.34	282	131,045	464.7	2.76	(13)%	(19)%	(7)%	(15)%
Total	1,696	$750,003	$442.2	3.52	1,646	$725,978	$441.1	3.26	3%	3%	0%	8%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended
	March 31,		%	March 31,		%
	2017	2016	Change	2017	2016	Change
Arizona	27	30	(10)%	26	31	(16)%
California	19	21	(10)%	20	21	(5)%
Nevada	21	23	(9)%	21	21	0%
Washington	10	12	(17)%	12	14	(14)%
West	77	86	(10)%	79	87	(9)%
Colorado	40	40	0%	39	40	(3)%
Utah	8	8	0%	9	8	13%
Mountain	48	48	0%	48	48	0%
Maryland	9	13	(31)%	10	12	(17)%
Virginia	5	7	(29)%	7	9	(22)%
Florida	21	15	40%	19	14	36%
East	35	35	0%	36	35	3%
Total	160	169	(5)%	163	170	(4)%

Backlog

	March 31,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	350	$116,984	$334.2	384	$116,646	$303.8	(9)%	0%	10%
California	495	331,926	670.6	446	297,790	667.7	11%	11%	0%
Nevada	415	140,611	338.8	317	107,850	340.2	31%	30%	(0)%
Washington	275	144,055	523.8	229	109,733	479.2	20%	31%	9%
West	1,535	733,576	477.9	1,376	632,019	459.3	12%	16%	4%
Colorado	1,129	548,614	485.9	1,066	516,264	484.3	6%	6%	0%
Utah	127	52,179	410.9	135	48,215	357.1	(6)%	8%	15%
Mountain	1,256	600,793	478.3	1,201	564,479	470.0	5%	6%	2%
Maryland	108	50,837	470.7	145	70,575	486.7	(26)%	(28)%	(3)%
Virginia	125	68,933	551.5	146	76,790	526.0	(14)%	(10)%	5%
Florida	300	132,845	442.8	203	89,046	438.7	48%	49%	1%
East	533	252,615	473.9	494	236,411	478.6	8%	7%	(1)%
Total	3,324	$1,586,984	$477.4	3,071	$1,432,909	$466.6	8%	11%	2%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2017	2016	Change
Unsold:
Completed	82	133	(38)%
Under construction	212	266	(20)%
Total unsold started homes	294	399	(26)%
Sold homes under construction or completed	2,322	2,169	7%
Model homes under construction or completed	324	296	9%
Total homes completed or under construction	2,940	2,864	3%

Lots Owned and Optioned (including homes completed or under construction)

	March 31, 2017			March 31, 2016
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	1,736	271	2,007	1,575	247	1,822	10%
California	1,526	245	1,771	1,754	232	1,986	(11)%
Nevada	1,827	251	2,078	2,234	-	2,234	(7)%
Washington	762	-	762	892	19	911	(16)%
West	5,851	767	6,618	6,455	498	6,953	(5)%
Colorado	4,265	1,398	5,663	3,892	819	4,711	20%
Utah	350	49	399	403	72	475	(16)%
Mountain	4,615	1,447	6,062	4,295	891	5,186	17%
Maryland	196	79	275	354	199	553	(50)%
Virginia	336	-	336	528	152	680	(51)%
Florida	845	739	1,584	1,035	194	1,229	29%
East	1,377	818	2,195	1,917	545	2,462	(11)%
Total	11,843	3,032	14,875	12,667	1,934	14,601	2%

M.D.C. HOLDINGS, INC.

Other Financial Data

Selling, General and Administrative Expense

	Three Months Ended March 31,
	2017	2016	Change
	(Dollars in thousands)
General and administrative expenses	$32,369	$31,465	$904
General and administrative expenses as a percentage of home sale revenues	5.7%	8.0%	(230) bps

Marketing expenses	$15,124	$12,034	$3,090
Marketing expenses as a percentage of home sale revenues	2.7%	3.1%	(40) bps

Commissions expenses	$18,805	$12,778	$6,027
Commissions expenses as a percentage of home sale revenues	3.3%	3.2%	10 bps

Total selling, general and administrative expenses	$66,298	$56,277	$10,021
Total selling, general and administrative expenses as a percentage of home sale revenues (SG&A Rate)	11.8%	14.3%	(250) bps

Capitalized Interest

	Three Months Ended
	March 31,
	2017	2016
	(Dollars in thousands)
Homebuilding interest incurred	$13,188	$13,218
Less: Interest capitalized	(13,188)	(13,218)
Homebuilding interest expensed	$-	$-

Interest capitalized, beginning of period	$68,085	$77,541
Plus: Interest capitalized during period	13,188	13,218
Less: Previously capitalized interest included in home and land cost of sales	(15,197)	(10,976)
Interest capitalized, end of period	$66,076	$79,783